SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                       January 21, 2004 (August 22, 2003)


                            TIAA REAL ESTATE ACCOUNT
             (Exact name of registrant as specified in its charter)



         New York          33-92990,                         Not Applicable
         (State or other   333-13477,                        (IRS Employer
         Jurisdiction of   333-22809,                        Identification No.)
         incorporation)    333-59778, and 333-83964
                                 (Commission File Nos.)


         c/o Teachers Insurance and Annuity
         Association of America
         730 Third Avenue
         New York, New York                                  10017-3206
         (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (212) 490-9000

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

THE FOLLOWING DESCRIBES RECENT PROPERTY TRANSACTIONS BY THE TIAA REAL ESTATE ACCOUNT (THE "ACCOUNT"). NONE OF THE PROPERTIES DESCRIBED BELOW IS SUBJECT TO A MORTGAGE. FURTHER, EXCEPT AS OTHERWISE NOTED, THE EXPENSES FOR OPERATING THE PROPERTIES ARE EITHER BORNE OR REIMBURSED BY THE PROPERTY TENANTS, ALTHOUGH THE TERMS VARY UNDER EACH LEASE.

PURCHASES

OFFICE PROPERTIES

CAPITOL PLACE - SACRAMENTO, CA

On August 28, 2003, the Account purchased a thirteen-story, Class A office building in Sacramento, California, for approximately $38.8 million. Capitol Place, built in 1988 and substantially renovated in 2002, contains 151,803 net rentable square feet and is 97% leased. The three largest tenants are The State of California, Department of Finance (84,604 square feet), Nossamen, Gunther, Knox & Elliot (13,039 square feet), and Rose & Kindel, Inc. (3,948 square feet). Rental rates average $28.97 per square foot, which is below the current average market rent for comparable properties. The property is in the Sacramento Central Business District office submarket, which has approximately 8.2 million square feet, with a vacancy rate of 10.1%.

4200 WEST CYPRESS STREET - TAMPA, FL

On December 29, 2003, the Account purchased a ten-story, Class A office building in Tampa, Florida, for approximately $32.8 million. Built in 1989, 4200 West Cypress contains 220,579 net rentable square feet and is 96% leased. The three largest tenants are AmeriGroup (71,741 square feet), Paymentech (63,599 square feet), and Xerox Corporation (26,700 square feet). Rental rates average $20.14 per square foot, which is below the current average market rent for comparable properties. The property is in the Westshore office submarket, which has approximately 8 million square feet, with a vacancy rate of 14.0%.

TREAT TOWERS - WALNUT CREEK, CA
PROMINENCE IN BUCKHEAD - ATLANTA, GA
161 NORTH CLARK STREET - CHICAGO, IL

On December 30, 2003, the Account purchased a 75% interest in three joint venture partnerships. Each partnership owns a single Class A office building in the following markets: Walnut Creek, California, Atlanta, Georgia, and Chicago, Illinois. The total equity investment for the transactions was approximately $310.9 million. Equity Office Properties Trust owns the remaining 25% interest in each of the joint ventures.

Treat Towers, built in 1999, consists of twin ten-story office buildings totaling 367,313 square feet, which are 100% leased. The three largest tenants are Barclays Global Investors (77,725 square feet), Nextel (75,684 square feet), and Fireman's Fund Insurance (42,558 square feet).

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Rental rates average $32.00 per square foot, which is slightly below the current average market rent for comparable properties. The property is located in the Walnut Creek office submarket, which has approximately 6.1 million square feet, with a vacancy rate of 10.4%.

Prominence in Buckhead, built in 1999, consists of an eighteen-story office building containing 424,309 square feet, which is 90% leased. The three largest tenants are Marsh USA (115,999 square feet), William M. Mercer (65,000 square feet), and Royal Bank of Canada Centura Bank (46,611 square feet). Rental rates average $28.62 per square foot, which is slightly above the current average market rent for comparable properties. The property is located in the Buckhead office submarket, which has approximately 12.5 million square feet and has a vacancy rate of 21.6%. 161 North Clark Street, built in 1992, consists of a fifty-story office building containing 1,010,520 square feet, which is 96% leased. The three largest tenants are Accenture (381,343 square feet), Chicago Title & Trust (264,775 square feet), and Pedersen & Houpt (44,221 square feet). Rental rates average $15.14 per square foot, which is below the current average market rent for comparable properties. The property is located in the Chicago Central Business District office submarket, which has approximately 58 million square feet and has a vacancy rate of 18.4%.

3 HUTTON CENTRE - SANTA ANA, CA

On December 31, 2003, the Account purchased a ten-story, Class A office building in Santa Ana, California, for approximately $39.9 million. Built in 1985 and substantially renovated in 2002, 3 Hutton contains 197,817 net rentable square feet and is 95% leased. The three largest tenants are CH2M Hill (66,214 square feet), Systems Management Specialists (22,782 square feet), and Callahan & Blaine (18,130 Square feet). Rental rates average $24.67 per square foot, which is below the current average market rent for comparable properties. The property is in the South Coast Metro office submarket, which has approximately 7.1 million square feet, with a vacancy rate of 17.4%.

INDUSTRIAL PROPERTIES

SUMMIT DISTRIBUTION CENTER - MEMPHIS, TN

On November 24, 2003, the Account purchased a warehouse building in Memphis, Tennessee, for approximately $21.9 million. The building, built in 2002, contains a total of 708,532 rentable square feet and is currently 100% leased to Hewlett-Packard. Rental rates average $2.52 per square foot, below the average market rent for comparable properties. The property is located in the Southeast Memphis industrial submarket, which has approximately 24.7 million square feet, with a vacancy rate of 5.4%.

CALEAST INDUSTRIAL PORTFOLIO - CHICAGO, IL, MIDDLESEX, NJ, AND MEMPHIS, TN

On December 22, 1003, the Account purchased 15 warehouse distribution properties totaling 3,242,554 square feet located in Chicago, Illinois, Northern New Jersey, and Memphis, Tennessee, for approximately $123.1 million. Nine buildings, located in three Chicago industrial submarkets, were built between 1974 and 1999, contain 834,549 rentable square feet, and are 98% leased to 16 tenants. The three largest tenants are Sanfillipo (230,768 square feet), Enesco

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Group (106,461 square feet), and Liquid Container (106,461 square feet). Rental rates average $4.36 per square foot, below the average market rent for comparable properties. The properties are located in the Chicago industrial submarket, which has approximately 1 billion square feet, with a vacancy rate of 11.9%.

Three buildings, located in Northern New Jersey, built between 1982 and 1989, contain 807,773 rentable square feet and are 100% leased to three tenants (B. Dalton, Staples, and Tyler Distribution Center). Rental rates average $4.39 per square foot, substantially below average market rent for comparable properties. The properties are located in the Northern New Jersey industrial submarket, which has approximately 771.5 million square feet, with a vacancy rate of 8.8%.

Three buildings, located in Memphis, and developed in 1996 and 1997, contain 1,600,232 rentable square feet and are 83% leased to three tenants (New Breed, Inc., Honeywell and Carrier). Rental rates average $2.72 per square foot, slightly above the average market rent for comparable properties. The properties are located in the Southeast Memphis industrial submarket, which has approximately 24.7 million square feet, with a vacancy rate of 5.4%.

RANIER CORPORATE PARK - FIFE, WA

On December 31, 2003, the Account purchased six warehouse buildings in Fife, Washington for approximately $53.9 million. The buildings, built between 1991 to 1997, contain a total of 1,104,646 rentable square feet and are currently 94% leased to 22 tenants. The three largest tenants are Alliant Food Service, Inc. (123,000 square feet), Simpson Tacoma Kraft Company (111,500 square feet), and L&L Nursery Supply, Inc. (100,324 square feet). Rental rates average $4.04 per square foot, below the average market rent for comparable properties. The properties are located in the Port of Tacoma/Fife industrial submarket, which has approximately 16.1 million square feet, with a vacancy rate of 6.9%.

OTHER PROPERTIES - PUBLIC STORAGE
STORAGE PORTFOLIO - VARIOUS, U.S.

On December 23, 2003, the Account purchased a 75% joint venture interest in a partnership that owns thirty-two self-storage facilities, located in 22 cities, and totaling 20,182 units and 2,230,743 square feet, for approximately $131.8 million. Storage USA owns the remaining 25% interest. Each of the properties is well located within its respective markets, with convenient access to main thoroughfares. Rental rates average $12.57 per square foot. The vacancy rate for the portfolio is 22%. The Account is responsible for the operating expenses of these properties.

OTHER INVESTMENTS

THE FOLLOWING DESCRIBES A REAL ESTATE-RELATED INVESTMENT RECENTLY MADE BY THE ACCOUNT.

On November 7, 2003, the Account committed to invest $25 million to purchase limited partnership interests in Heitman Value Partners, L.P., a newly formed fund of noncore real estate

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investments sponsored by Heitman Value Partners. The first capital call is scheduled for first quarter 2004.

SALES

THE FOLLOWING DESCRIBES THE ACCOUNT'S RECENT PROPERTY SALES. PLEASE KEEP IN MIND THAT REAL ESTATE VALUES ARE NOT STATIC IN NATURE, AND ANY VALUATION CHANGES OVER THE PERIOD IN WHICH WE HELD THE PROPERTY WERE IMMEDIATELY REFLECTED IN THE ACCOUNT'S DAILY UNIT VALUE.

1801 K STREET, N.W. - WASHINGTON, DC

On August 22, 2003, the Account sold one office building in Washington, D.C., for approximately $181.8 million. The property was purchased in May 2000 for $140.8 million.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TIAA REAL ESTATE ACCOUNT

                                 By:  TEACHERS INSURANCE AND ANNUITY
                                          ASSOCIATION OF AMERICA


DATE: January 21, 2004           By:      /s/ Lisa Snow
                                          --------------------------------------
                                          Lisa Snow
                                          Vice President and Chief Counsel


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